UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2004

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2004, Duratek appointed Craig T. Bartlett (Age 42) the Company’s Vice President and Treasurer as Acting Corporate Controller and Chief Accounting Officer (Principal Accounting Officer) and will serve in this capacity for a term ending at the discretion of the Board of Directors.

Mr. Bartlett has 19 years of experience in finance and accounting, treasury operations and contract management. Prior to his appointment as Acting Corporate Controller and Chief Accounting Officer, Mr. Bartlett served as Vice President, Finance since December 2000 and as Treasurer since 1996.  Mr. Bartlett also served as Controller of the Company from 1993 to 1998.  Mr. Bartlett will continue to serve as Vice President and Treasurer of the Company.  Mr. Bartlett has 16 years of service with the Company and was previously employed by Arthur Anderson. He is a Certified Public Accountant and holds a MBA from Loyola College of Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: October 25, 2004	By:	/s/ Robert F. Shawver
Robert F. Shawver,
Executive Vice President and Chief Financial Officer